Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of GXS Worldwide, Inc. (the “Registrant”) for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Director, President and Chief Executive Officer, and Senior Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer, each certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Dated: August 31, 2010

By:	/s/ Robert Segert	By:	/s/ John Duvall
	Name: Robert Segert		Name: John Duvall
	Title: Director, President and Chief Executive Officer		Title: Senior Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer